UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2012
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CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-13970 (Commission File Number)	35-1848094 (IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2012, Chromcraft Revington, Inc. (the “Company”) received a letter from the NYSE Amex LLC (the “Exchange”) stating that the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2011 with the Securities and Exchange Commission by April 16, 2012 was a violation of (i) the Exchange’s continued listing requirements set forth in Sections 134 and 1101 of the Company Guide of the Exchange, and (ii) the Company’s listing agreement with the Exchange. The Company filed its Form 10-K on Friday, April 20, 2012. On Monday, April 23, 2012, the Company received a letter from the Exchange indicating that the Company has resolved the continued listing deficiency referenced in the Exchange’s letter dated April 17, 2012.

The Company issued a press release on April 23, 2012 relating to the foregoing matters. A copy of the press release is furnished with this report as Exhibit 99.1.

Chromcraft Revington® businesses design, manufacture and import residential and commercial furniture marketed primarily in the U.S. The Company wholesales its residential furniture products under Chromcraft®, Cochrane®, Peters-Revington®, Southern Living® and CR Kids & Beyond® primary brands. It sells commercial furniture under the Chromcraft® and Executive Office Concepts brands. The Company sources furniture from overseas suppliers, with domestic contract specialty facilities, and operates a U.S. manufacturing facility for its commercial furniture and motion based casual dining furniture in Mississippi and a manufacturing facility for office suites and other commercial furniture lines in California.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Chromcraft Revington, Inc. dated April 23, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012

CHROMCRAFT REVINGTON, INC.

By:	/s/ James M. La Neve
James M. La Neve
Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number	Description
99.1	Press Release of Chromcraft Revington, Inc. dated April 23, 2012